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UNITED STATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 30, 2008

NANO-PROPRIETARY, INC.
(Exact name of registrant as specified in its charter)

TEXAS	1-11602	76-0273345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Longhorn Boulevard, Suite 107, Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 339 – 5020
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 – Other Events.

On May 20, 2008, the shareholders of Nano-Proprietary, Inc. approved the change of the Company’s name from Nano-Proprietary, Inc. to Applied Nanotech Holdings, Inc. This name change is effective July 1, 2008. As a result of the name change, the Company will also have a new trading symbol, effective on that same date. The new symbol is APNT.

The company issued a press release on June 30, 2008, which is attached as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1  Press Release

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano-Proprietary, Inc.

By: /s/ Douglas P. Baker
Date: June 30, 2008	Douglas P. Baker Chief Financial Officer